Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(41,131,960)
Unrealized Gain (Loss) on Market Value of Futures	2,204,431
Dividend Income	186
Interest Income	14,186
ETF Transaction Fees	19,000
Total Income (Loss)	$(38,894,157)

Expenses
General Partner Management Fees	$212,103
Professional Fees	44,524
Brokerage Commissions	127,683
Directors' Fees and insurance	6,707
NYMEX License Fee	5,303
SEC & FINRA Registration Expense	27,900
Total Expenses	$424,220
Net Income (Loss)	$(39,318,377)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/20	$379,585,347
Additions (17,800,000 Shares)	158,974,851
Withdrawals (9,100,000 Shares)	(84,645,314)
Net Income (Loss)	(39,318,377)

Net Asset Value End of Month	$414,596,507
Net Asset Value Per Share (45,084,588 Shares)	$9.20

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596